Exhibit 23




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Appalachian Bancshares, Inc.
Employees' Savings and Profit Sharing Plan and Trust
Ellijay, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 9, 2002, relating to the financial statements of Appalachian Bancshares, Inc. Employees' Savings and Profit Sharing Plan and Trust appearing in the Plan's Annual Report on Form 11-K for the year ended December 31, 2001.


Birmingham, Alabama                /s/ Schauer, Taylor, Cox, Vise & Morgan, P.C.
July 9, 2002
                                       Schauer, Taylor, Cox, Vise & Morgan, P.C.